Exhibit 5.1

November 10, 2026

National Healthcare Properties, Inc.
540 Madison Avenue
27th Floor
New York, New York 10022

Re:       Registration Statement on Form S-3 (File No. 333-298131)

Ladies and Gentlemen:

We have served as Maryland counsel to National Healthcare Properties, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the offering and sale by the Company of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $300,000,000, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Registration Statement and the related prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;

2.          The Company’s Prospectus, dated as of August 7, 2026, as supplemented by the Company’s Prospectus Supplement, dated as of November 10, 2026, each in the form in which it was filed with the Commission pursuant to Rule 424(b) promulgated under the 1933 Act;

3.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.          The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

National Healthcare Properties, Inc.
November 10, 2026

6.          Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the sale, issuance and registration of the Shares, (b) the issuance and registration of any shares of Common Stock (the “Confirmation Shares”) that may be issued, sold and/or delivered by the Company pursuant to any Supplemental Confirmation (as defined in the Sales Agreement (as defined below)) under a Master Confirmation (as defined below) and (c) the delegation to the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company (the “Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Sales Agreement, the Master Confirmations and any Supplemental Confirmation (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.          The ATM Equity Offering Sales Agreement, dated as of the date hereof (the “Sales Agreement”), by and among the Company and National Healthcare Properties Operating Partnership, L.P., a Delaware limited partnership, on the one hand, and BMO Capital Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Hancock Whitney Investment Services, Inc., Huntington Securities, Inc., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Synovus Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, principals and/or (except in the case of Fifth Third Securities, Inc., Hancock Whitney Investment Services, Inc. and Synovus Securities, Inc.) forward sellers, and (except in the case of Fifth Third Securities, Inc., Hancock Whitney Investment Services, Inc. and Synovus Securities, Inc.), as forward purchasers (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”), on the other hand;

8.          The Master Confirmations, each dated as of the date hereof (each, a “Master Confirmation” and, collectively, the “Master Confirmations”), by and between the Company and each of the Forward Purchasers;

9.          A certificate executed by an officer of the Company, dated as of the date hereof; and

10.        Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

National Healthcare Properties, Inc.
November 10, 2026

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.          The Shares and any Confirmation Shares will not be issued or transferred in violation of the ownership restrictions or limitations contained in Section 5.7 of the Charter.

6.          Upon the issuance of any Shares or Confirmation Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7.          The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Sales Agreement, the Master Confirmations and any Supplemental Confirmation will be authorized and approved by the Board or the Officers in accordance with the Maryland General Corporation Law (the “MGCL”), the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.          The issuance and sale of any Shares by the Company pursuant to the Sales Agreement and the issuance and delivery by the Company of any Confirmation Shares by the Company pursuant to any Supplemental Confirmation have been duly authorized and, when and if issued and delivered by the Company pursuant to the terms of the Sales Agreement, the Master Confirmations, any Supplemental Confirmation, the Registration Statement, the Resolutions and the Corporate Proceedings, the Shares and Confirmation Shares will be validly issued, fully paid and nonassessable.

National Healthcare Properties, Inc.
November 10, 2026

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares and Confirmation Shares (the “Current Report”).  We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP